Exhibit 10.13

FORM OF
PERFORMANCE
RESTRICTED STOCK AWARD AGREEMENT
UNDER THE BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
2009 STOCK OPTION AND INCENTIVE PLAN
Name of Grantee:    ____________________
No. of Shares:    ____________________
Grant Date:    ____________________

Pursuant to the Boston Private Financial Holdings, Inc. 2009 Stock Option and Incentive Plan (the “Plan”) as amended through the date hereof, Boston Private Financial Holdings, Inc. (the “Company”) hereby grants a Restricted Stock Award (an “Award”) to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of shares of Common Stock, par value $1.00 per share (the “Stock”) of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan. The Company acknowledges the receipt from the Grantee of consideration with respect to the par value of the Stock in the form of cash, past or future services rendered to the Company by the Grantee or such other form of consideration as is acceptable to the Administrator.
[The Company is currently a participant in the Capital Purchase Program, developed pursuant to the United States Department of Treasury's Troubled Asset Relief Program (“TARP”) under the Emergency Economic Stabilization Act of 2008, as amended. To the extent the Grantee is or becomes subject to the restrictions of Section 30.1(a) of 31 C.F.R. part 30, an interim final regulation promulgated by the United States Department of Treasury (“Treasury”) governing executive compensation for recipients of financial assistance under TARP, and the related guidance thereto (the “TARP Rules”), this Award is and shall be intended to satisfy the requirements for and qualify as an award of “long term restricted stock,” as defined the TARP Rules, and this Agreement shall be interpreted and construed in accordance therewith.]
1.Acceptance of Award. The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award by (i) signing and delivering to the Company a copy of this Award Agreement, and (ii) delivering to the Company a stock power endorsed in blank. Upon acceptance of this Award by the Grantee, the shares of Restricted Stock so accepted shall be issued electronically and allocated to the Grantee's Stock Plan Administration System account and the Grantee's name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a stockholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified below. The shares of Restricted Stock so accepted shall be held in this account as granted by the Company through the vesting dates noted in Section 3, below.

2.Restrictions and Conditions.
(a)Any book entries for the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.
(b)Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.
(c)[Notwithstanding anything herein or in the Plan to the contrary, but only to the extent the Grantee is or becomes subject to the restrictions of Section 30.1(a) of the TARP Rules during the Measurement Period (as defined below), vested shares of the Stock granted hereunder shall not be transferable (as defined in 26 C.F.R. 1.83-3(d)) at any time earlier than as permitted under the following schedule (except to the extent provided below or as necessary to reflect a merger or acquisition of the Company (within the meaning of the TARP Rules)):]
(i)[25 percent of the shares of Stock at the time of repayment of 25 percent of the aggregate financial assistance received by the Company from Treasury under TARP;]
(ii)[an additional 25 percent of the shares of Stock granted (for an aggregate total of 50 percent of the shares of Stock) at the time of repayment of 50 percent of the aggregate financial assistance received by the Company from Treasury under TARP;]
(iii)[an additional 25 percent of the shares of Stock granted (for an aggregate total of 75 percent of the shares of Stock granted) at the time of repayment of 75 percent of the aggregate financial assistance received by the Company from Treasury under TARP; and]
(iv)[the remainder of the shares of Stock granted at the time of repayment of 100 percent of the aggregate financial assistance received by the Company from Treasury under TARP.]
[Notwithstanding the foregoing, at any time beginning with the date upon which the Restricted Stock becomes vested and ending on December 31 of the calendar year including such vesting date, a portion of the vested shares of Stock may be made transferable as may reasonably be required to pay the Federal, state or local taxes that are anticipated to apply to the income recognized due to such vesting, and the amounts made transferable for this purpose shall not count toward the percentages in the schedule above.]
3.Vesting of Restricted Stock. The restrictions and conditions in this Agreement shall lapse and the Restricted Stock shall vest based on the Company's performance during the period beginning on January 1, 20[__] and ending on December 31, 20[__] (the “Measurement Period”). The Shares of Restricted Stock shall vest if, and only to the extent that, the Company achieves the performance targets described on Schedule A, hereto. The number of shares of Stock set forth above (the “Target Award”) represents the number of shares of Stock that will vest if the Company achieves target levels of performance, and the actual number of shares of Stock that may vest could be lower than the Target Award and could be zero. To the extent that the Company's performance during the Measurement Period exceeds the target performance metrics described on Schedule A, the Grantee may be eligible to receive an award of a number of shares of Stock in addition to the Target Award, calculated pursuant to such schedule, [provided, however, that, to the extent that the Grantee is or becomes subject to the restrictions of Section 30.1(a) of the TARP Rules during the Measurement Period and to the extent required by such Section, in no event shall the value of this Award, when added to the value of any other awards of “long-term restricted stock” (as defined in the TARP Rules) granted to the Grantee in the year that includes the Grant Date (the “Grant Year”), exceed one-third of the Grantee's annual compensation (as determined by applying the principals Section 30.1(e)(1) of the TARP Rules) for the Grant Year.] The Grantee shall forfeit any portion of the Target Award that does not vest upon the conclusion of the Measurement Period. Notwithstanding the foregoing, in the event of a Change of Control of the Company [(and provided such Change of Control constitutes a “change in control event” under the TARP Rules)] prior to the end of the Measurement Period, the restrictions and conditions in this Agreement shall lapse and the Restricted Stock shall automatically become fully vested, subject to the provisions of the Plan. Subsequent to any such vesting date or dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock.
4.Termination of Employment. Except as otherwise provided in this Section 4, if the Grantee's employment with the Company and its Subsidiaries is voluntarily or involuntarily terminated for any reason prior to vesting of shares of Restricted Stock granted herein, all shares of Restricted Stock shall immediately and automatically be forfeited and returned to the Company. Notwithstanding the foregoing, if the Grantee's employment with the Company and its Subsidiaries is terminated either (a) due to Grantee's death or disability (as determined by the Administrator), (b) due to Grantee's Retirement (as defined in the Plan), or (c) by the Company without Cause (as defined below), the Grantee shall vest with respect to a pro-rated portion of the Target Award calculated based on the number of days during the Measurement Period from the Grant Date through the date the Grantee's termination of employment, [provided that in the case of (b) and (c), above, to the extent that the Grantee is or becomes subject to the restrictions of Section 30.1(a) of the TARP Rules during the Measurement Period, the Grantee shall not vest with respect to such pro-rated portion unless such termination of employment occurs after the second anniversary of the Grant Date.] The Administrator's determination of the reason for termination of the Grantee's employment shall be conclusive and binding on the Grantee and his or her representatives or legatees.
“Cause” means a termination of the Grantee's employment as a result of (i) conviction of the Grantee of, or plea of guilty or nolo contendere by the Grantee to, a felony, or (ii) dishonest acts against the Company or any of its subsidiaries, or (iii) willful gross misconduct which is likely to cause financial loss to the Company or any of its Subsidiaries or to cause damage to the business reputation of the Company or any of its Subsidiaries, or (iv) willful and repeated misconduct or gross neglect constituting bad faith in performing the Grantee's duties with the Company, or (v) breach of fiduciary duty involving personal profit to the Grantee. For purposes of clauses (iii) and (iv), no act, or failure to act, on the Grantee's part shall be deemed “willful” unless done, or omitted to be done, by the Grantee without reasonable belief that the Grantee's act, or failure to act, was in the best interest of the Company and any of its subsidiaries. In the event the Grantee is a party to an employment agreement with the Company or any Subsidiary that contains a different definition of “cause,” the definition set forth in such other agreement shall be applicable to the Grantee for purposes of this Agreement and not this definition.

5.Dividends. Dividends on Shares of Restricted Stock shall be paid currently to the Grantee.
6.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
7.Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
8.Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. Except in the case where an election is made pursuant to Section 9, below, and to the extent permitted under Section 2(d), the Grantee may elect to have the required minimum tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued or released by the transfer agent a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.
9.Election Under Section 83(b). The Grantee and the Company hereby agree that the Grantee may, within 30 days following the acceptance of this Award as provided in Section 1 hereof, file with the Internal Revenue Service and the Company an election under Section 83(b) of the Internal Revenue Code. In the event the Grantee makes such an election, he or she agrees to provide a copy of the election to the Company. The Grantee acknowledges that he or she is responsible for obtaining the advice of his or her tax advisors with regard to the Section 83(b) election and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with regard to such election.
10.No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.
11.Clawback. This Award and any shares of Stock granted hereunder shall be subject to recovery or “clawback” by the Company if and to the extent that the vesting of such shares of Stock was determined or calculated based on materially inaccurate financial statements or any other material inaccurate performance metric criteria. If the Company or its Subsidiaries terminate the Grantee's employment due to the Grantee's gross negligence or willful misconduct (whether or not such actions also constitute Cause hereunder) which conduct, directly or indirectly results in the Company preparing an accounting restatement, this entire Award, whether or not vested, shall be subject to recovery and “clawback.”

12.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
BOSTON PRIVATE FINANCIAL
HOLDINGS, INC.
By:    _____________________________
Title:
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.
Dated: _____________________________    _____________________________
Grantee's Signature
_____________________________
Grantee's name: